Exhibit 99.1

Multi-Color Corporation Announces

Results for Second Quarter of Fiscal 2009

SHARONVILLE, OHIO, October 30, 2008 – Multi-Color Corporation (NASDAQ: LABL) today announced financial results for the second quarter ended September 30, 2008.

Second quarter highlights included:

•

Net revenues increased 55% to $80.6 million from $52.1 million. The increase in revenues was due to the Collotype acquisition completed in February 2008, which generated $31.8 million in revenues for the quarter, partially offset by a $3.3 million or 6% reduction in North American organic revenues.

•	Gross profit increased 55% to $14.7 million from $9.5 million primarily due to the Collotype acquisition.

•	Selling, general and administrative (S,G&A) expenses increased due to comparable expenses from the Collotype acquisition. However, as a percent of sales S,G&A expenses were reduced by 90 basis points.

•	Operating income increased 71% to $7.7 million from $4.5 million.

•	Interest expense increased $1.8 million due to increased debt incurred to finance the Collotype acquisition. During the quarter, the Company repaid $5.6 million or 4% of long term debt.

•	Net income from continuing operations increased 40% to $4.1 million from $3.0 million.

•	Earnings Per Share (EPS) from continuing operations increased 18% to 33 cents per diluted share from 28 cents.

•

The Company was ranked 61st on the Forbes Listing of America’s 200 Best Small Companies, and its International Business Unit, Collotype Labels, was awarded Diageo Australia’s Supplier of the Year while also being recognized with Diageo’s Sustainability Award.

“We continue to be pleased with the performance of our international business and the balance that it is providing to our company. Sales volume with our largest customer began to recover during the second quarter and we continue to experience steady sales volumes with our other top twenty-five customers. However, we began to experience softer sales activity with our North American regional account base during the quarter, particularly in the specialty beverage and home improvement markets. As a result, we have taken several cost reduction measures to mitigate the impact of the current economic and market environments,” said Frank Gerace, President and CEO of Multi-Color Corporation.

For the six month period ended September 30, 2008, Multi-Color’s net revenues increased 53% to $160.1 million from $104.3 million as Collotype generated $62.6 million in revenues. Net income from continuing operations increased 20% to $7.0 million and EPS from continuing operations was 56 cents per diluted share for the six months ended September 30, 2008.

“In summary, I am pleased with our overall performance during the quarter, especially given the state of the global economic environment. We continued to make good progress at our new Batavia, Ohio manufacturing facility and we will continue to take actions that will improve our organic sales growth and reduce operating costs,” Gerace concluded.

Fiscal Year 2009 Second Quarter Earnings Conference Call and Webcast

The Company will hold a conference call on October 30, 2008 at 11:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-888-679-8033 (code 25464998) by 10:45 a.m. (ET). A replay of the conference call will be available at 1:00 p.m. (ET) on October 30, 2008 until midnight (ET) on November 6, 2008, by calling 1-888-286-8010 (code 61393310). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P4W7HTWDU (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.) Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to it’s customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.multicolorcorp.com)

Sharonville, Ohio based Multi-Color Corporation provides leadership in Global Label Solutions through its two business units: North American Business Unit and International Business Unit. Established in 1916, Multi-Color has grown to support the world’s most prominent brands including leading producers of Health & Beauty, Food & Beverage, Personal Care, Automotive and Household Brands. Multi-Color acquired Collotype Labels on February 29, 2008. Collotype was established in 1903 in Adelaide, South Australia and has grown to become the world’s leading and most awarded pressure sensitive Wine & Spirits label printer. Multi-Color is the world’s largest producer of in-mold labels and one of the largest producers of pressure sensitive and heat transfer labels and a major manufacturer of high-quality wet glue applied labels and shrink sleeves. Multi-Color has 14 manufacturing locations worldwide; 8 in the U.S., 5 in Australia and 1 in South Africa.

For additional information on Multi-Color, please visit http://www.multicolorcorp.com.

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Multi-Color Corporation

Condensed Consolidated Statements of Income

(in 000’s except per share data) Unaudited

	Three Months Ended		Six Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues	$80,637	$52,063	$160,087	$104,337
Cost of Goods Sold	65,950	42,595	130,430	84,998

Gross Profit	14,687	9,468	29,657	19,339
Gross Margin	18%	18%	19%	19%
Selling, General & Administrative	6,952	4,936	15,405	10,276

Operating Income	7,735	4,532	14,252	9,063

Other (Income) Expense	(293)	(284)	(378)	(386)
Interest Expense	1,855	58	3,994	123

Income from Continuing Operations before Tax	6,173	4,758	10,636	9,326
Provision for Taxes	2,033	1,807	3,659	3,514

Income from Continuing Operations	4,140	2,951	6,977	5,812
Income (Loss) from Discontinued Operations, Net of Taxes	(27)	6,922	(170)	6,869

Net Income	$4,113	$9,873	$6,807	$12,681

Basic Earnings Per Share:
Income from Continuing Operations	$0.34	$0.29	$0.57	$0.58
Income (Loss) from Discontinued Operations	$—	$0.69	$(0.01)	$0.69

Basic Earnings Per Share	$0.34	$0.98	$0.56	$1.27

Diluted Earnings Per Share:
Income from Continuing Operations	$0.33	$0.28	$0.56	$0.56
Income (Loss) from Discontinued Operations	$—	$0.67	$(0.01)	$0.66

Diluted Earnings Per Share	$0.33	$0.95	$0.55	$1.22

Basic Shares Outstanding	12,133	10,043	12,122	10,006
Diluted Shares Outstanding	12,444	10,367	12,399	10,355

	Selected Balance Sheet Information
	(in 000’s) Unaudited
	Sept 30, 2008	March 31, 2008
Current Assets	$61,626	$72,228
Total Assets	$288,479	$314,080
Current Liabilities	$50,798	$53,711
Total Liabilities	$174,360	$194,142
Stockholders’ Equity	$114,119	$119,938
Total Debt	$115,963	$131,751

The operating results of Quick Pak are presented as discontinued operations in the Company’s consolidated financial results for all periods presented

Certain prior year amounts have been reclassified to conform to current year reporting.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President-Finance and Chief Financial Officer

Multi-Color Corporation, (513) 345-1108